UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 22, 2009

Western Goldfields Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ontario

(State or Other Jurisdiction of Incorporation)

000-52757	98-0544546
(Commission File Number)	(IRS Employer Identification No.)

Royal Bank Plaza, South Tower, 200 Bay Street, Suite 3120, P.O. Box 167, Toronto, Ontario, Canada	M5J 2J4
(Address of Principal Executive Offices)	(Zip Code)

(416) 324 6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On March 4, 2009, Western Goldfields Inc. (the “Company”) and New Gold Inc. (“New Gold”) entered into a definitive business combination agreement dated as of March 3, 2009 (the “Agreement”) for the purpose of combining the ownership of their respective businesses pursuant to a plan of arrangement included as Schedule A to the Agreement (the "Plan of Arrangement").  On May 22, 2009, in accordance with the terms of the Agreement, the Company and New Gold executed an amendment to the Plan of Arrangement such that the merger of New Gold Subco (as defined in the Agreement) and the Company shall not occur.

The foregoing summary of the changes to the Plan of Arrangement does not purport to be a complete summary of the Plan of Arrangement or the changes to the Plan of Arrangement and is subject to, and qualified in its entirety by the full text of the amendment to the Plan of Arrangement, attached as Exhibit 99.1 hereto and incorporated here in by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99.1  Letter Amendment Agreement between New Gold Inc. and Western Goldfields Inc. dated as of May 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Goldfields Inc.

Date: May 28, 2009	By:	/s/ Brian Penny
Name: Brian Penny
Title: Chief Financial Officer